Exhibit 99.1

Avago Technologies Announces $0.44 Interim Dividend

SAN JOSE, Calif., and SINGAPORE – December 8, 2015 – Avago Technologies Limited

(Nasdaq: AVGO), a leading semiconductor device supplier to the wireless, enterprise storage, wired, and industrial end markets, today announced that its Board of Directors has approved a quarterly, interim cash dividend of $0.44 per ordinary share.

The dividend is payable on December 30, 2015 to shareholders of record at the close of business (5:00 p.m.) Eastern Time on December 18, 2015.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog, digital, mixed signal and optoelectronics components and subsystems with a focus in III-V compound and CMOS based semiconductor design and processing. Avago’s extensive product portfolio serves four primary target markets: wireless communications, enterprise storage, wired infrastructure, and industrial & other.

Contact:

Avago Technologies Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@avagotech.com